DERIVED INFORMATION [1/10/06]

[$970,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$980,000,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FICO and LTV	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	238,552	37.3	7.59	0.0	668	42.5	74.7	70.6	71.6	12.7	97.1	43.9	27.0	26.9	22.8	39.5	4.4	10.3
FICO 500-525 and LTV>65	151,116	2.1	9.22	0.0	513	43.1	78.0	10.2	81.2	10.8	98.4	68.0	9.4	22.6	2.1	8.3	2.8	10.0
FICO 525-550 and LTV>65	173,031	4.4	9.14	0.0	538	41.3	81.3	5.6	83.2	10.5	98.8	76.4	3.9	19.5	0.4	17.2	2.1	8.7
FICO 550-575 and LTV>65	188,120	5.9	8.67	0.0	563	41.5	81.6	6.3	82.9	8.2	98.0	66.3	6.1	27.3	4.6	21.5	3.3	11.6
FICO 575-600 and LTV>70	185,274	7.6	8.74	0.0	588	41.2	86.1	6.9	80.5	7.8	95.7	67.1	8.0	24.8	7.4	20.0	0.7	9.3
FICO 600-625 and LTV>70	177,034	14.0	8.35	0.0	612	41.8	85.2	33.3	75.6	15.0	94.4	74.1	10.0	15.9	12.5	20.7	4.0	10.6
FICO 625-650 and LTV>70	191,407	18.8	8.10	0.0	639	43.0	83.6	57.5	75.2	13.6	95.1	59.4	21.3	19.1	13.9	26.9	3.3	9.9
FICO 650-675 and LTV>80	154,979	4.6	8.87	0.0	661	41.9	93.6	1.9	74.3	11.5	84.7	55.0	13.6	30.5	11.9	25.0	3.4	5.8
FICO 675-700 and LTV>80	163,578	2.3	8.53	0.0	687	41.2	93.5	2.5	72.8	7.7	85.2	55.5	11.1	33.5	24.3	30.6	2.4	5.6
FICO 700-725 and LTV>80	145,073	1.4	8.70	0.0	711	42.0	94.6	0.0	73.5	12.2	93.1	39.8	19.3	31.4	15.4	34.9	0.0	8.8
FICO 725-750 and LTV>85	164,675	0.9	8.77	0.0	734	42.1	96.8	0.0	78.5	3.1	85.9	41.6	19.5	31.6	5.2	25.2	1.7	7.3
FICO 750-775 and LTV>85	130,270	0.5	8.99	0.0	758	42.3	97.5	1.2	91.5	2.7	83.7	37.1	11.8	38.2	17.8	34.8	7.2	1.6
FICO 775-800 and LTV>85	168,003	0.2	8.46	0.0	786	44.4	94.5	0.0	92.9	7.1	84.4	45.7	35.8	18.5	0.0	15.7	17.7	3.6
FICO=>800 and LTV>85	323,581	0.0	8.50	0.0	803	35.5	90.0	0.0	100.0	0.0	0.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0
Total:	196,398	100.0	8.16	0.0	635	42.2	81.4	43.3	75.3	12.1	95.3	56.7	18.3	23.8	15.2	29.2	3.5	9.8

LTV and DTI	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	194,212	90.2	8.21	0.0	635	41.1	81.5	42.1	75.4	11.7	95.2	53.5	19.5	25.7	15.9	28.5	3.8	10.3
LTV 60-65 and DTI>=50	226,554	0.4	7.30	0.0	609	53.3	63.2	0.0	80.2	5.1	94.3	78.5	0.0	21.5	5.1	42.9	0.0	9.5
LTV 65-70 and DTI>=50	264,309	0.3	7.19	0.0	633	52.1	68.1	0.0	87.4	12.6	100.0	95.0	0.0	5.0	8.8	39.8	0.0	3.1
LTV 70-75 and DTI>=50	233,420	0.5	7.56	0.0	612	53.4	73.1	36.5	78.1	15.6	98.5	74.5	6.7	18.8	3.7	49.9	0.0	5.2
LTV 75-80 and DTI>=50	221,225	2.2	7.43	0.0	646	52.7	76.3	80.1	68.6	19.5	98.0	86.1	9.9	4.0	11.5	41.4	1.3	3.1
LTV 80-85 and DTI>=50	243,963	4.3	7.43	0.0	646	52.3	80.3	77.4	69.7	18.8	98.3	82.6	10.2	7.2	11.1	37.7	1.2	4.5
LTV 85-90 and DTI>=50	246,812	0.5	8.52	0.0	595	52.1	85.9	0.0	90.1	3.8	79.3	97.3	2.7	0.0	6.7	29.4	0.0	7.0
LTV 90-95 and DTI>=50	201,037	0.7	7.99	0.0	623	52.9	91.3	0.0	85.1	6.1	94.1	96.6	0.0	3.4	5.2	5.6	1.5	5.6
LTV 95-100 and DTI>=50	256,919	0.3	8.09	0.0	623	52.8	95.7	0.0	87.4	12.6	77.2	100.0	0.0	0.0	6.1	22.2	0.0	9.1
LTV=>100 and DTI>=50	107,649	0.6	10.04	0.0	629	52.1	100.0	0.0	81.1	13.2	100.0	93.6	2.6	3.8	3.5	33.0	0.0	3.4
Total:	196,398	100.0	8.16	0.0	635	42.2	81.4	43.3	75.3	12.1	95.3	56.7	18.3	23.8	15.2	29.2	3.5	9.8

DTI and FICO	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	202,118	57.1	7.97	0.0	667	39.2	81.6	54.8	73.2	12.1	94.0	47.9	23.8	26.2	20.2	32.6	4.3	9.6
DTI 20.1 - 25.0 & FICO<525	89,656	0.1	9.39	0.0	507	23.1	73.1	13.5	100.0	0.0	100.0	52.0	48.0	0.0	0.0	0.0	8.0	0.0
DTI 25.1 - 30.0 & FICO<550	135,391	0.6	9.13	0.0	530	27.7	75.6	6.5	85.1	8.2	99.1	82.6	2.9	14.4	0.0	10.5	2.3	3.4
DTI 30.1 - 35.0 & FICO<575	136,180	1.2	8.85	0.0	542	32.6	77.6	3.0	81.9	16.7	92.8	71.2	6.6	22.2	5.4	9.5	1.2	8.9
DTI 35.1 - 40.0 & FICO<600	161,000	3.6	8.82	0.0	561	37.8	78.5	6.3	83.8	5.3	98.0	65.3	5.9	28.8	2.7	20.4	0.0	10.7
DTI 40.1 - 45.0 & FICO<625	188,335	8.2	8.66	0.0	580	42.6	82.0	16.3	79.4	10.2	97.8	64.5	12.1	23.3	6.5	22.3	4.0	9.9
DTI 45.1 - 50.0 & FICO<650	192,342	21.3	8.46	0.0	600	47.9	82.1	31.0	77.2	12.9	96.9	61.7	14.4	23.9	10.8	23.3	3.0	11.7
DTI 50.1 - 55.0 & FICO<675	217,869	7.7	7.81	0.0	617	52.4	80.0	46.1	76.0	13.8	96.7	90.1	4.1	5.8	8.8	35.0	0.8	5.7
DTI=>55.0 & FICO<700	231,430	0.4	7.63	0.0	616	55.5	77.9	48.6	64.0	26.2	94.7	94.7	0.0	5.3	0.0	50.4	0.0	10.2
Total:	196,398	100.0	8.16	0.0	635	42.2	81.4	43.3	75.3	12.1	95.3	56.7	18.3	23.8	15.2	29.2	3.5	9.8

Limited and Stated Doc	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	139,131	0.1	9.20	0.0	485	38.3	73.2	41.7	62.4	37.6	100.0	0.0	54.7	45.3	27.9	26.2	0.0	14.5
FICO 500-525	197,041	1.0	9.29	0.0	513	42.5	69.9	8.5	68.4	18.0	98.5	0.0	22.6	77.4	2.0	13.8	10.0	15.0
FICO 525-550	189,246	1.3	9.29	0.0	538	42.4	72.2	4.5	81.1	11.3	96.3	0.0	15.0	85.0	0.0	25.3	3.7	23.0
FICO 550-575	220,519	2.3	8.82	0.0	563	42.0	76.8	4.5	85.4	3.0	99.5	0.0	17.6	82.4	5.3	35.0	6.1	14.2
FICO 575-600	238,949	3.1	8.68	0.0	588	41.0	79.6	8.0	76.9	7.1	95.6	0.0	23.9	76.1	5.9	29.4	0.8	11.5
FICO 600-625	222,289	4.1	8.68	0.0	612	40.7	81.7	10.5	78.2	9.9	92.0	0.0	34.8	65.2	7.2	22.3	3.5	15.1
FICO 625-650	207,207	8.0	8.55	0.0	640	42.8	82.2	56.1	73.6	13.3	92.6	0.0	51.8	48.2	12.7	33.7	5.7	12.6
FICO 650-675	226,424	9.5	8.30	0.0	661	43.1	81.9	70.7	66.2	16.2	95.8	0.0	54.1	45.9	15.2	40.3	4.5	13.6
FICO 675-700	234,750	5.9	8.06	0.0	687	43.8	81.7	74.9	74.3	9.2	98.7	0.0	45.6	54.4	28.6	45.1	5.1	9.7
FICO 700-725	257,278	3.3	8.01	0.0	711	43.4	82.9	73.5	68.7	10.5	97.6	0.0	49.3	50.7	28.8	42.3	4.3	9.1
FICO 725-750	230,361	2.1	7.99	0.0	736	44.2	83.1	75.4	72.9	4.4	96.7	0.0	43.7	56.3	21.2	48.9	7.4	7.4
FICO 750-775	214,724	1.1	7.97	0.0	759	43.9	82.2	62.3	76.2	5.7	94.4	0.0	46.4	53.6	22.5	54.4	8.9	4.4
FICO 775-800	206,391	0.3	8.11	0.0	790	45.1	85.0	62.6	95.1	4.9	95.1	0.0	71.5	28.5	29.5	22.7	0.0	12.3
FICO=>800	259,176	0.1	8.06	0.0	806	42.8	79.8	38.4	44.3	0.0	68.8	0.0	44.3	55.7	13.1	44.3	0.0	25.3
Total:	223,028	42.1	8.42	0.0	649	42.8	81.0	51.0	73.2	11.2	95.6	0.0	43.5	56.5	15.5	36.6	4.8	12.4

IO	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	174,917	0.0	8.24	0.0	481	32.1	80.0	100.0	0.0	100.0	100.0	0.0	100.0	0.0	100.0	0.0	0.0	0.0
FICO 500-525	147,733	0.0	8.92	0.0	507	44.6	80.0	71.1	57.6	42.4	100.0	57.6	42.4	0.0	100.0	0.0	0.0	0.0
FICO 525-550	184,000	0.0	7.88	0.0	527	43.1	80.0	100.0	100.0	0.0	100.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0
FICO 550-575	234,114	0.3	8.18	0.0	566	44.9	80.9	19.3	58.8	18.1	81.9	56.8	5.1	38.2	100.0	41.5	0.0	7.9
FICO 575-600	264,547	0.7	7.77	0.0	590	41.6	78.9	8.6	77.4	10.2	100.0	76.0	11.1	12.9	100.0	40.5	0.0	3.8
FICO 600-625	265,960	1.8	7.52	0.0	612	41.5	82.5	38.2	65.5	25.8	100.0	83.9	10.2	5.8	100.0	39.8	2.7	10.2
FICO 625-650	311,614	2.8	7.58	0.0	637	41.1	80.7	69.7	79.5	12.0	99.3	63.1	16.8	20.0	100.0	49.7	7.3	8.4
FICO 650-675	347,306	3.3	7.29	0.0	661	42.0	79.8	77.7	80.0	11.5	98.2	50.6	17.8	25.4	100.0	66.2	2.2	2.8
FICO 675-700	327,075	3.1	7.45	0.0	687	44.1	80.9	74.8	74.7	13.1	98.2	44.2	25.5	29.4	100.0	53.4	4.2	7.0
FICO 700-725	359,927	1.7	7.22	0.0	711	41.5	80.3	79.5	76.4	12.7	100.0	40.4	17.3	37.9	100.0	63.5	0.0	3.7
FICO 725-750	313,526	0.8	7.07	0.0	739	44.6	80.1	82.3	78.3	7.4	97.4	42.6	29.5	28.0	100.0	65.5	0.0	0.0
FICO 750-775	272,660	0.5	7.18	0.0	758	43.0	80.2	69.7	73.3	10.1	100.0	47.9	34.2	17.9	100.0	63.7	0.0	16.6
FICO 775-800	233,902	0.1	7.18	0.0	791	48.8	78.9	100.0	84.7	0.0	100.0	15.3	62.4	22.3	100.0	49.5	0.0	28.2
FICO=>800	226,000	0.0	6.59	0.0	806	25.4	74.9	30.1	100.0	0.0	100.0	69.9	30.1	0.0	100.0	100.0	0.0	0.0
Total:	311,022	15.2	7.42	0.0	664	42.3	80.5	66.6	75.7	13.8	98.6	55.2	19.3	23.5	100.0	54.9	3.0	6.2

40Y	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	142,038	0.1	9.66	0.0	484	45.9	78.2	28.6	87.7	12.3	100.0	72.5	10.4	17.1	0.0	24.7	0.0	0.0
FICO 500-525	179,296	0.7	9.18	0.0	512	43.0	71.4	0.0	82.7	15.4	100.0	63.0	0.0	37.0	0.0	14.7	11.0	11.2
FICO 525-550	235,731	1.9	8.90	0.0	539	42.5	79.1	3.1	82.8	13.3	100.0	71.3	3.3	25.4	0.0	28.7	3.5	10.7
FICO 550-575	232,426	2.8	8.44	0.0	563	41.7	79.5	7.0	86.1	7.8	99.6	59.8	9.2	30.9	0.0	33.9	5.4	10.3
FICO 575-600	231,925	3.0	8.62	0.0	587	41.7	83.7	6.1	76.6	10.5	99.5	52.8	5.2	42.0	0.0	30.4	1.4	7.0
FICO 600-625	227,549	4.9	8.11	0.0	612	42.5	82.3	33.7	75.9	14.3	97.3	66.4	10.0	23.6	0.0	24.7	4.8	12.1
FICO 625-650	246,176	4.5	7.95	0.0	639	42.7	82.4	50.0	75.5	12.6	95.3	45.4	26.9	27.2	0.0	25.7	2.1	11.8
FICO 650-675	270,701	3.6	7.83	0.0	661	43.0	82.3	61.9	66.3	16.5	95.3	27.1	36.8	35.4	0.0	28.5	5.6	11.4
FICO 675-700	256,860	1.8	7.70	0.0	686	44.3	80.4	63.1	72.2	10.8	96.8	28.8	36.2	29.2	0.0	32.0	9.2	8.3
FICO 700-725	286,061	1.1	7.54	0.0	708	41.9	84.0	58.2	63.5	4.6	98.0	27.3	46.2	25.2	0.0	28.8	16.4	7.1
FICO 725-750	295,778	0.7	7.35	0.0	734	42.6	83.9	67.0	72.1	3.9	96.2	24.5	36.8	35.6	0.0	30.8	18.9	3.9
FICO 750-775	315,672	0.4	7.64	0.0	761	46.7	85.6	53.9	86.6	6.1	88.6	17.5	33.6	48.9	0.0	54.2	10.1	0.0
FICO 775-800	379,857	0.1	7.31	0.0	785	46.6	83.9	71.3	100.0	0.0	100.0	28.7	59.1	12.3	0.0	0.0	28.7	0.0
FICO=>800	317,026	0.1	7.62	0.0	809	46.9	76.7	50.3	50.3	0.0	100.0	50.3	0.0	49.7	0.0	50.3	0.0	0.0
Total:	242,948	25.6	8.15	0.0	623	42.7	81.7	35.8	75.7	11.9	97.3	48.7	20.1	30.5	0.0	28.4	5.5	10.0

+30Y	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	128,321	0.1	9.38	0.0	481	45.6	79.4	39.0	90.5	9.5	100.0	78.7	8.1	13.2	0.0	19.2	0.0	0.0
FICO 500-525	188,033	0.7	9.13	0.0	512	43.2	72.0	7.2	76.7	21.4	100.0	58.5	7.2	34.3	0.0	13.6	10.3	10.4
FICO 525-550	236,596	2.1	8.82	0.0	540	43.0	78.8	4.0	81.8	11.9	100.0	74.4	2.9	22.7	0.0	29.9	3.1	9.6
FICO 550-575	237,101	3.3	8.40	0.0	563	41.8	79.1	5.9	86.4	8.5	99.6	65.8	7.9	26.3	0.0	36.6	4.6	10.4
FICO 575-600	234,612	4.0	8.46	0.0	587	41.8	82.0	7.7	77.3	11.1	98.8	60.0	6.6	33.4	0.0	32.3	1.0	9.7
FICO 600-625	228,955	7.1	8.00	0.0	612	43.0	81.6	36.8	74.6	16.4	96.7	72.0	8.3	19.7	0.0	26.7	4.2	11.0
FICO 625-650	233,664	10.2	7.77	0.0	639	44.2	80.7	67.9	73.6	16.0	97.2	60.0	23.3	16.6	0.0	31.9	0.9	10.4
FICO 650-675	261,325	9.3	7.75	0.0	661	43.1	80.3	76.9	67.0	17.5	96.9	42.7	34.7	22.3	0.0	40.2	2.9	12.2
FICO 675-700	246,264	4.7	7.52	0.0	686	44.7	79.7	82.1	73.1	13.8	97.7	40.7	25.8	31.3	0.0	41.8	3.5	5.7
FICO 700-725	265,093	2.6	7.54	0.0	710	44.0	81.7	75.1	61.6	11.3	97.2	37.8	32.0	29.6	0.0	33.4	8.7	9.2
FICO 725-750	254,489	1.5	7.56	0.0	735	42.7	82.1	76.6	71.5	5.1	95.2	22.4	29.3	46.8	0.0	42.8	8.9	7.1
FICO 750-775	262,330	0.7	7.54	0.0	761	46.7	83.8	68.4	72.8	11.4	93.4	25.4	28.8	45.8	0.0	49.9	5.8	4.7
FICO 775-800	256,780	0.2	7.39	0.0	784	44.9	81.9	58.5	76.7	23.3	92.7	47.5	37.4	15.0	0.0	7.3	18.2	0.0
FICO=>800	304,962	0.1	7.86	0.0	809	44.3	79.8	47.7	52.7	0.0	73.5	26.2	26.5	47.3	0.0	52.7	0.0	21.5
Total:	241,070	46.5	7.93	0.0	637	43.4	80.6	53.5	73.3	14.4	97.4	54.5	20.6	24.5	0.0	34.4	3.4	10.0

Investor	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	32,258	0.0	10.10	0.0	485	38.0	65.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 500-525	66,250	0.0	10.62	0.0	508	47.2	75.9	39.3	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 525-550	99,608	0.1	10.52	0.0	535	41.7	70.8	0.0	44.3	21.1	0.0	38.7	5.0	56.3	0.0	27.6	6.9	21.1
FICO 550-575	115,273	0.2	8.97	0.0	563	36.0	73.0	6.4	55.5	34.0	0.0	91.8	0.0	8.2	34.0	7.6	4.8	24.4
FICO 575-600	116,693	0.3	8.94	0.0	590	37.6	78.9	8.1	73.8	0.0	0.0	59.1	12.2	28.7	0.0	4.2	0.0	19.5
FICO 600-625	146,915	0.8	8.92	0.0	611	36.1	81.4	3.8	69.2	5.7	0.0	61.6	8.7	27.4	0.0	12.2	11.5	12.0
FICO 625-650	146,431	0.8	8.88	0.0	640	35.3	82.9	2.2	58.2	5.9	0.0	46.6	16.4	37.0	2.4	8.5	8.2	16.1
FICO 650-675	171,637	0.8	8.28	0.0	662	38.5	82.7	0.0	65.6	1.9	0.0	51.4	8.1	36.4	2.1	31.5	2.0	9.4
FICO 675-700	176,844	0.5	8.31	0.0	686	34.4	84.4	4.3	45.3	0.0	0.0	83.7	2.7	13.6	11.9	28.3	1.7	4.0
FICO 700-725	126,866	0.2	9.01	0.0	709	35.4	82.7	0.0	76.3	0.0	0.0	53.7	22.0	24.4	0.0	6.8	0.0	0.0
FICO 725-750	181,279	0.1	8.52	0.0	734	40.2	87.8	8.7	66.8	0.0	0.0	65.6	18.3	16.2	16.2	23.7	0.0	11.0
FICO 750-775	194,748	0.2	8.39	0.0	764	27.4	83.9	0.0	33.4	45.1	0.0	87.3	0.0	12.7	0.0	10.6	0.0	0.0
FICO 775-800	212,615	0.1	8.24	0.0	788	32.6	81.8	0.0	24.7	20.4	0.0	79.6	0.0	20.4	0.0	20.4	0.0	0.0
FICO=>800	323,581	0.0	8.50	0.0	803	35.5	90.0	0.0	100.0	0.0	0.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0
Total:	149,767	4.0	8.71	0.0	649	36.2	82.0	3.0	61.3	6.5	0.0	60.1	10.5	28.1	4.1	17.6	4.8	11.3

Second Lien	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	51,525	0.1	11.63	0.0	477	46.8	100.0	0.0	52.6	47.4	100.0	90.0	10.0	0.0	0.0	47.7	0.0	3.6
FICO 500-525	35,481	0.0	11.40	0.0	511	44.6	99.8	0.0	93.0	7.0	100.0	77.6	22.4	0.0	0.0	0.0	0.0	0.0
FICO 525-550	43,455	0.1	11.34	0.0	542	45.6	99.0	0.0	58.8	14.5	100.0	97.4	0.0	2.6	0.0	20.5	0.0	0.0
FICO 550-575	48,501	0.0	11.70	0.0	560	44.5	100.0	0.0	88.1	11.9	100.0	95.7	4.3	0.0	0.0	59.0	0.0	0.0
FICO 575-600	50,751	0.1	12.01	0.0	587	44.9	99.8	0.0	57.7	22.4	100.0	94.2	5.8	0.0	0.0	35.7	0.0	8.3
FICO 600-625	48,031	0.8	12.31	0.0	611	43.1	99.0	0.0	73.4	12.7	100.0	94.5	3.3	2.2	0.0	28.2	2.5	10.3
FICO 625-650	60,952	1.2	11.80	0.0	639	42.9	99.7	0.0	74.3	15.0	100.0	46.9	29.9	23.2	0.0	39.5	4.3	8.7
FICO 650-675	67,944	1.0	11.56	0.0	659	42.8	99.6	0.0	62.0	21.6	99.5	32.4	33.5	34.1	0.0	34.6	5.5	5.6
FICO 675-700	74,305	0.4	11.00	0.0	687	45.2	99.7	0.0	65.9	8.9	100.0	26.9	35.8	37.3	0.0	49.4	3.8	8.0
FICO 700-725	77,444	0.4	11.04	0.0	711	43.1	99.7	0.0	71.3	9.9	95.9	19.0	29.2	24.7	0.0	36.9	0.0	9.4
FICO 725-750	87,448	0.3	10.70	0.0	736	45.1	100.0	0.0	83.5	0.0	96.4	4.0	37.9	41.6	0.0	60.8	0.0	2.4
FICO 750-775	74,383	0.2	10.54	0.0	761	44.9	99.5	0.0	77.7	7.1	100.0	26.8	30.9	18.0	0.0	39.2	8.9	4.1
FICO 775-800	89,173	0.0	10.61	0.0	787	47.7	100.0	0.0	100.0	0.0	100.0	0.0	52.5	47.5	0.0	35.9	0.0	14.8
Total:	62,412	4.6	11.55	0.0	657	43.5	99.6	0.0	70.8	14.1	99.3	46.3	26.0	23.1	0.0	38.1	3.4	7.5

Silent Second	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	105,108	0.1	7.84	0.0	474	37.9	79.2	100.0	69.7	30.3	100.0	54.9	45.1	0.0	30.3	0.0	0.0	0.0
FICO 500-525	137,560	0.2	8.36	0.0	510	41.2	79.6	100.0	55.4	29.9	97.8	65.4	34.6	0.0	13.5	0.0	0.0	0.0
FICO 525-550	146,272	0.3	9.22	0.0	538	42.4	83.4	100.0	72.1	24.0	100.0	76.0	5.8	18.2	7.4	13.1	0.0	5.2
FICO 550-575	195,665	0.4	8.17	0.0	562	45.1	82.1	100.0	79.7	0.0	97.4	72.7	25.8	1.5	14.6	36.5	12.3	3.8
FICO 575-600	179,344	0.5	8.36	0.0	589	42.0	79.7	100.0	81.3	11.7	95.1	55.0	37.7	7.3	11.8	35.9	0.0	16.3
FICO 600-625	200,520	4.7	7.68	0.0	613	43.1	80.0	100.0	73.2	18.5	98.7	90.7	8.9	0.4	15.1	23.7	2.5	11.4
FICO 625-650	235,372	10.8	7.68	0.0	639	44.0	79.0	100.0	73.7	16.1	99.8	58.5	27.9	13.6	17.7	33.9	4.1	8.0
FICO 650-675	263,013	11.7	7.67	0.0	661	43.3	79.2	100.0	68.0	17.7	99.8	39.9	37.2	20.1	22.1	43.4	3.9	10.3
FICO 675-700	259,449	7.2	7.53	0.0	687	44.7	79.1	100.0	73.5	13.1	99.7	36.7	32.8	28.1	31.7	41.5	4.5	8.2
FICO 700-725	284,872	4.0	7.45	0.0	710	43.5	79.4	100.0	67.4	10.7	100.0	34.3	31.9	28.3	34.0	39.9	5.7	9.3
FICO 725-750	268,724	2.1	7.42	0.0	737	43.2	79.3	100.0	72.0	6.7	99.5	23.8	35.5	40.7	30.8	49.1	7.4	4.9
FICO 750-775	234,536	1.0	7.34	0.0	761	45.6	79.3	100.0	57.2	14.0	99.3	30.4	41.9	27.7	33.6	49.9	8.1	10.3
FICO 775-800	218,540	0.2	7.30	0.0	787	45.6	79.2	100.0	93.4	0.0	100.0	23.1	57.5	19.3	42.8	21.2	0.0	17.7
FICO=>800	239,119	0.1	7.53	0.0	812	45.4	78.2	100.0	63.4	0.0	100.0	44.5	19.0	36.6	19.0	63.4	0.0	36.6
Total:	242,738	43.3	7.63	0.0	662	43.7	79.3	100.0	71.1	15.1	99.6	48.8	30.4	19.1	23.4	37.9	4.3	9.1